As filed with the Securities and Exchange Commission on April 20, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SkyWater Technology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3674	37-1839853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Thomas Sonderman

President and Chief Executive Officer

SkyWater Technology, Inc.

2401 East 86th Street

Bloomington, Minnesota 55425

(952) 851-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin K. Greenslade William J. Curtin Hogan Lovells US LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (703) 610-6189	Steve Manko Chief Financial Officer SkyWater Technology, Inc. 2401 East 86th Street Bloomington, Minnesota 55425 (952) 876-8504	Heidi E. Mayon Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-254580

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)(2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock, par value $0.01 per share	1,334,000	$14.00	$18,676,000	$2,038

(1)

Represents only 1,160,000 shares of common stock that are subject to the underwriters’ option to purchase additional shares and does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-254580).

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $93,380,000 on a Registration Statement on Form S-1 (File No. 333-254580), which was declared effective by the Securities and Exchange Commission on April 20, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $14.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares. The shares of common stock being registered hereunder are in addition to the 6,670,000 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-254580).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by SkyWater Technology, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-254580), as amended, which was declared effective by the Commission on April 20, 2021 (the “Prior Registration Statement”).

We are filing this Registration Statement for the sole purpose of increasing by 1,334,000 shares the number of shares of our common stock to be registered for issuance and sale. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The Registrant hereby certifies that it has sufficient funds in the relevant account to cover the amount of the filing fee set forth on the cover page of this Registration Statement.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Hogan Lovells US LLP regarding validity of the securities being registered (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the Registrant on April 15, 2021 (File No. 333-254580) and incorporated herein by reference)

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to the Registration Statement on Form S-1 filed by the Registrant on March 22, 2021 (File No. 333-254580) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on April 20, 2021.

SKYWATER TECHNOLOGY, INC.

By:	/s/ Thomas Sonderman
Name: Title:	Thomas Sonderman President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Thomas Sonderman	President and Chief Executive Officer and Director	April 20, 2021
Thomas Sonderman	(Principal Executive Officer)

/s/ Steve Manko	Chief Financial Officer	April 20, 2021
Steve Manko	(Principal Financial Officer)

/s/ Khoua Yang	Vice President of Finance	April 20, 2021
Khoua Yang	(Principal Accounting Officer)

*	Director	April 20, 2021
Wendi B. Carpenter

*	Director	April 20, 2021
John T. Kurtzweil

*	Director	April 20, 2021
Thomas R. Lujan

*	Director	April 20, 2021
Gary J. Obermiller

*	Director	April 20, 2021
Loren A. Unterseher

*By:	/s/ Steve Manko
Steve Manko Attorney-in-Fact